N-SAR Item 77Q(3) Exhibit

     Certification

     I, Carol A. Kosel, certify that:




1. I have reviewed this report on Form N-SAR of Evergreen Select Money Market Trust;




2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations and changes in net assets of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2( c) under the Investment Company Act) for the registrant and have:

a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;




5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors:

a. All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

     Date:






     Carol A. Kosel
     Principal Financial Officer
     Evergreen Investments

                            N-SAR Item 77Q(3) Exhibit

     Certification

     I, William M. Ennis, certify that:




1. I have reviewed this report on Form N-SAR of Evergreen Select Money Market Trust;




2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations and changes in net assets of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2( c) under the Investment Company Act) for the registrant and have:

a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;




5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors:

d. All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

e. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

     Date:






     William M. Ennis
     Principal Executive Officer
     Evergreen Investments

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

                  72DD              73A           74U                     74V


     Institutional Dollar             Per Share      Shares


     MMKT         Distributions   Distributions   Outstanding    NAV


     Fund  # 1



     Class I     152,690,954        0.01000    16,278,838,807     1.00


     Class AD  246,719              0.01000           27,015,098     1.00


     Class IN    1,658,047 0.00900         408,653,021     1.00


     Class IS    32,452,156         0.00900      3,276,095,848     1.00


     Class P     838,551            0.00700         112,879,337     1.00


     Class RV  139,449              0.00600           23,477,132     1.00


     Class RC  45,675               0.00600 8,521,032     1.00



     Institutional  Dollar            Per Share      Shares


     Municipal     Distributions     Distributions  Outstanding     NAV


     MMKT Fund #2



     Class I      15,207,818        0.00800      2,342,158,146    1.00


     Class AD     149,043  0.00800           24,007,505    1.00


     Class IN     359,421  0.00700         113,867,716    1.00


     Class IS     3,830,674         0.00700         556,131,591    1.00


     Class P      69,358            0.00500           16,951,962    1.00


     Class RV     5                 0.00500        1,017    1.00


     Class RC     5                 0.00400        1,015    1.00








     Institutional  Dollar            Per Share       Shares


     Treasury       Distributions     Distributions   Outstanding    NAV


     MMKT Fund  # 3



     Class I      25,685,720        0.00900      2,130,331,277     1.00


     Class AD     56,529            0.00900           15,460,539     1.00


     Class IN     769,791  0.00800         340,829,803     1.00

     Class IS     14,875,281        0.00800      1,887,868,065     1.00


     Class P      2,035,387         0.00600         388,590,496     1.00


     Class RV     512,280  0.00600           81,914,587     1.00


     Class RC     148,299  0.00500           26,942,718     1.00





     Institutional  Dollar            Per Share      Shares


     100%           Distributions     Distributions  Outstanding     NAV


     Treasury MMKT Fund  #
     4

     Class I      3,951,686         0.00900       459,393,545       1.00


     Class IS     2,260,420         0.00700       320,451,601       1.00





     Institutional   Dollar            Per Share       Shares


     U.S. Govt.      Distributions     Distributions   Outstanding     NAV


     MMKT Fund  # 5



     Class I      6,510,424         0.00900       713,082,286       1.00


     Class AD     9                 0.00800      1,031       1.00


     Class IN     840               0.00800           1,001,031       1.00


     Class IS     1,416,317         0.00700       146,805,753       1.00


     Class P      1,108,185         0.00600       188,815,353     1.00


     Class RV     23,332            0.00500           3,908,897     1.00


     Class RC     19,702            0.00500           3,630,748     1.00





     Cash          Dollar            Per Share       Shares

     Mgmt.        Distributions     Distributions   Outstanding    NAV


     MMKT Fund  # 7



     Class I      3,368,563         0.00900        238,596,579     1.00


     Class AD     26,219            0.00900        1,922    1.00


     Class IN     174,367  0.00900            8,481,138     1.00


     Class IS     1,045,925         0.00800        131,458,418     1.00


     Class P      400,619  0.00700          51,125,430     1.00


     Class RV     107,861  0.00600          21,733,980     1.00


     Class RC     161,706  0.00500          27,458,278     1.00